UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2022 (September 30, 2022)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

Senior Credit Facility

On September 30, 2022, Tractor Supply Company (the “Company”) entered into a Credit Agreement, by and among the Company, as Borrower, certain lenders, and Wells Fargo Bank, National Association, as Administrative Agent (the “New Credit Agreement”). The credit facility provided pursuant to the New Credit Agreement (the “Senior Credit Facility”) replaces the Company’s existing senior credit facilities. Proceeds from the borrowing under the Senior Credit Facility were used to pay off the existing senior credit facilities.

The material terms of the Senior Credit Facility are as follows:

Availability

The Senior Credit Facility consists of a revolving credit facility in the maximum principal amount of $1.2 billion (with a sublimit of $50 million for swingline loans and a sublimit of $150 million for letters of credit). In addition, the Company has an option to increase the revolving credit facility or establish term loans in an amount not to exceed $500 million in the aggregate, subject to, among other things, the receipt of commitments for the increased amount. The Senior Credit Facility is unsecured and has a five-year term with two options to request that the lenders extend the maturity date of the notes held by each lender for one year.

Principal, Interest and Fees

The principal balance outstanding under the revolving credit facility is payable in full at maturity.

Borrowings for the revolving credit facility will bear interest at either the bank’s base rate plus an additional margin ranging from 0.000% to 0.250% or an adjusted Secured Overnight Financing Rate (as adjusted, “SOFR”) plus an additional margin ranging from 0.750% to 1.250% to be determined based on the long-term senior unsecured, non-credit enhanced debt rating of the Company by Standard & Poor’s Rating Services and Moody’s Investor Service, Inc. in effect from time to time. The initial applicable margin for base rate loans is 0.000%, and the initial applicable margin for SOFR loans is 1.000%.

The Senior Credit Facility provides for a floor of 0.000% with respect to the bank's base rate and SOFR. The Company will also be required to pay a commitment fee ranging from 0.080% to 0.150% per annum for unused capacity. The Company anticipates continuing to manage its exposure to interest rate volatility through an existing interest rate swap agreement.

Certain Covenants

The Senior Credit Facility requires the Company to meet certain financial tests, which include:

•a fixed charge coverage ratio of not less than 2.00 to 1.00; and

•a leverage ratio of not greater than 4.00 to 1.00.

In addition, the Senior Credit Facility contains certain covenants that, among other things, restrict additional indebtedness of its subsidiaries, liens, transactions with affiliates, asset dispositions, mergers and consolidations, and other matters customarily restricted in such agreements. Such covenants are subject to certain specified exceptions.

Events of Default

The Senior Credit Facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events and judgments in excess of specified amounts. If an event of default should occur and be continuing under the Senior Credit Facility, the entire principal amount outstanding thereunder, together with any accrued and unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing description of the Senior Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the credit agreement constituting the Senior Credit Facility, which is attached hereto as Exhibit 10.1.

Note Purchase and Private Shelf Agreement

On September 30, 2022, the Company entered into a Third Amendment to Note Purchase and Private Shelf Agreement (the “Amendment”) by and among the Company, PGIM, Inc. (“Prudential”) and the other holders of the notes which amends that certain Note Purchase and Private Shelf Agreement dated as of August 14, 2017 by and among the Company, Prudential and the noteholders party thereto, as amended by that certain First Amendment to Note Purchase and Private Shelf Agreement, dated as of October 16, 2020, and as further amended by that certain Second Amendment to Note Purchase and Private Shelf Agreement dated as of November 4, 2020 (collectively, as amended by the Amendment, the “Note Purchase Facility’). The Amendment modifies certain provisions of the Note Purchase Facility, pursuant to which the Company may issue and sell, and Prudential may consider in its sole discretion the purchase of, in one or a series of transactions, additional senior unsecured notes of the Company (the “Shelf Notes”), in an aggregate principal amount of up to $150 million under the Note Purchase Facility. The Shelf Notes may be issued through November 4, 2023, unless either party terminates such issuance right.

Certain Covenants

The Note Purchase Facility requires the Company to meet certain financial tests, which include:

•a fixed charge coverage ratio of not less than 2.00 to 1.00; and

•a leverage ratio of not greater than 4.00 to 1.00.

In addition, the Note Purchase Facility contains certain covenants that, among other things, restrict additional indebtedness of its subsidiaries, liens, transactions with affiliates, asset dispositions, mergers and consolidations, and other matters customarily restricted in such agreements. Such covenants are subject to certain specified exceptions.

Events of Default

The Note Purchase Facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events and judgments in excess of specified amounts. If an event of default should occur and be continuing under the Note Purchase Facility, each noteholder has the right to declare the entire principal amount outstanding for each note held by it, together with any accrued and unpaid interest, any make whole amounts and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03 hereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1    Credit Agreement, dated as of September 30, 2022, by and among Tractor Supply Company, as Borrower, certain lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2     Amendment to Note Purchase and Private Shelf Agreement, dated September 30, 2022, by and among Tractor Supply Company, PGIM, Inc. and the other noteholders.

104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

October 5, 2022	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 30, 2022, by and among Tractor Supply Company, as Borrower, certain lenders and Wells Fargo Bank, National Association, as Administrative Agent.

10.2	Amendment to Note Purchase and Private Shelf Agreement, dated September 30, 2022, by and among Tractor Supply Company, PGIM, Inc. and the other noteholders.